Exhibit 5.1
Faegre & Benson LLP
June 9, 2010
FSI International, Inc.
3455 Lyman Boulevard
Chaska, Minnesota 55318
Ladies and Gentlemen:
     We have acted as counsel for FSI International, Inc., a Minnesota corporation (the “Company”), in connection with the Registration Statement on Form S-3 (Registration No. 333-165785) (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective on April 12, 2010, the base prospectus dated April 12, 2010 (the “Base Prospectus”), the preliminary prospectus supplement dated June 8, 2010 (the “Preliminary Prospectus Supplement”) and the final prospectus supplement dated June 9, 2010 (together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”) filed on or about the date hereof pursuant to Rule 424 promulgated under the Securities Act. The Prospectus relates to the offering by the Company of up to 5,400,000 shares (6,210,000 shares if the underwriters over-allotment option is exercised in full of common stock, no par value, of the Company (the “Shares”), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.
     We have examined or are otherwise familiar with the Articles of Incorporation and the Restated By-Laws of the Company, the Registration Statement, the Prospectus and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.
     Based on the foregoing, we are of the opinion that the Shares, when sold as described in the Prospectus, will be duly and validly issued, fully paid and non-assessable.
     Our opinions set forth herein are limited to the laws of the State of Minnesota and the federal laws of the United States of America.
     We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K and to its incorporation by reference into the Registration Statement and to the reference to our firm therein and in any related prospectus or prospectus supplement under the caption “Legal Matters” without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement.
     This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours, FAEGRE & BENSON LLP
By:	/s/ Douglas P. Long
Douglas P. Long